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Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65479, No. 333-42899, No. 333-14577, No. 33-32367, No. 33-40559, and No. 333-41950) of Precision Castparts Corp. of our report dated April 29, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 29, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
June 11, 2002

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Consent of Independent Accountants